SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Capital Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Vote by using Federal Express

1. Sign and date your ballot(s).

2. Insert the signed and dated ballot(s) into the Federal Express return envelope. A pre-printed air bill form is attached to the envelope.

3. Call Federal Express at 1-800-GO FED EX and inform them that you have a Federal Express package to be picked up.

4. A Federal Express messenger will be dispatched to your home or office.

5. There is a FedEx account number pre-printed on the air bill - there is no cost to you for this service.

Vote by Telephone

Call 1-800-848-3155 during the hours of 8am and 10pm M-F and 11am and 5pm Saturday (EDT).

Our representative would gladly answer questions and record your vote by phone.

Vote by Fax

Sign and date your ballot(s) and fax your vote(s) to us at (718) 439-4480. The fax service is available 24 hours a day.